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                                                                      Exhibit 23



Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-1343) pertaining to the various stock incentive plans of Systems & Computer Technology Corporation listed therein and in the related prospectus, in the Registration Statement (Form S-8 No. 33-43535) pertaining to the 1990 Employees' Stock Option Plan of Systems & Computer Technology Corporation and in the related prospectus, in the Registration Statement (Form S-8 No. 33-56528) pertaining to the 401(k) Savings Plan of Systems & Computer Technology Corporation and in the related prospectus, in the Registration Statement
(Form S-8 No. 33-60831) pertaining to the 1994 Long-Term Incentive Plan and the 1994 Non-Employee Director Stock Option Plan of Systems & Computer Technology Corporation and in the related prospectus, and in the Registration Statement (Form S-3 No. 333-37551) and related Prospectus of Systems & Computer Technology Corporation for the registration of Convertible Subordinated Debentures Due 2004, of our report dated October 24, 1997, except for Note I, as to which the date is December 3, 1997, with respect to the consolidated financial statements and financial statement schedule of Systems & Computer Technology Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 1997.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 17, 1997

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